CONTRIBUTION AND CANCELLATION AGREEMENT

CONTRIBUTION AND CANCELLATION AGREEMENT dated as of June 16, 2010 (this “Agreement”), by and between The Forsythe Group Two, Inc., a Nevada corporation (the “Company”), and Quality Investment Services, LLC (the “Cancelling Party”).

BACKGROUND

Concurrently herewith, the Company is entering into a Share Exchange Agreement with BioFuel Technologies, Inc., a Georgia company ("BFT"), and the shareholders of BFT (the “Target Shareholders”), pursuant to which the Company will acquire from the Target Shareholders 100% of the issued and outstanding capital stock of BFT in exchange for shares of the Company’s Common Stock (the "Share Exchange Transaction").

It is a condition precedent to the consummation of the Share Exchange Transaction that the Cancelling Party enter into this Agreement, which will effectuate the (i) contribution of all amounts due under certain Non-Negotiable Promissory Notes in the aggregate principal amount of $47,737.50 (the "Note") and (ii) the cancellation of 300,000 shares of the Company’s Common Stock held by the Cancelling Party (the "Subject Shares").  The Cancelling Party is entering into this Agreement to, among other things, induce BFT and the Target Shareholders to enter into the Share Exchange Transaction and the Cancelling Party acknowledges that BFT and the Target Shareholders would not consummate the transactions contemplated by the Share Exchange Transaction unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Contribution and Cancellation of Note.  Cancelling Party hereby transfers, assigns and contributes to the capital of the Company all amounts due under the Note and relieves the Company from and of any and all obligations of the Company of any kind or nature thereunder.  In furtherance of the transfer, assignment and contribution of the Note, the Cancelling Party is delivering the originally executed Note herewith imprinted on each page thereof with the word "VOID" and hereby irrevocably instructs the Company to cancel the Note.  The Cancelling Party acknowledges and confirms that upon and as of the date hereof, the Note shall be deemed cancelled, it shall have no rights under or interest in the Note and the Note shall be of no further force or effect.

2.           Cancellation of Subject Shares. The Cancelling Party has delivered to the Company for cancellation a stock certificate representing the Subject Shares accompanied by a duly executed stock power duly endorsed in blank, in proper form for transfer, with signatures guaranteed (or such other documents acceptable to counsel to the Company) and hereby irrevocably instructs the Company to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Cancelling Party shall no longer have any interest in the Subject Shares whatsoever.

3.            Representations by the Cancelling Parties.

(a) The Cancelling Party has good, valid and marketable title to the Note, free and clear from all security interests or encumbrances of any kind or nature and has not assigned, pledged, hypothecated, granted any interest in or right to acquire or otherwise encumbered all or any portion of its interest in the Note.

(b) The Cancelling Party owns its Subject Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  The Cancelling Party has sole control over its Subject Shares or sole discretionary authority over any account in which they are held. Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.

(c) The Cancelling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Cancelling Party and constitutes a valid, binding obligation of the Cancelling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

4.            Further Assurances. Each party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

5.            Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Cancelling Party, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Cancelling Party.

6.            Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

7.            Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Cancelling Parties, and their respective successors and assigns.

8.            Governing Law. This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of Georgia without regard to its conflict of laws rules, except to the extent the laws of Nevada are mandatorily applicable.

9.            Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CANCELLING PARTY:

QUALITY INVESTMENT SERVICES, LLC

By:	/s/ Pamela McClanahan
Name: Pamela McClanahan
Title: Managing Member

COMPANY:

THE FORSYTHE GROUP TWO, INC.

By:	/s/ Hunt Keith
Name: Hunt Keith
Title: President